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                                                                  Exhibit (23)-2

                       CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Third Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation and Commerce Bank of Alabama Incentive Stock Compensation Plan of our report dated March 15, 2004, with respect to the consolidated financial statements of The Banc Corporation and Subsidiaries for the years ended December 31, 2003 and 2002 included in the Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Birmingham, Alabama
March 14, 2004